Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

Zhihu Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Class A ordinary shares, par value $0.000125 per share	Rule 457(c) and Rule 457(h)	39,128,194	(3)	$3.10	(3)	$121,297,401.40	$0.0000927	$11,244.27
	Total Offering Amounts		39,128,194	(4)			$121,297,401.40		$11,244.27
	Total Fee Offsets								—
	Net Fee Due								$11,244.27

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs. Two ADSs represent one Class A ordinary share of the Registrant, par value US$0.000125 per share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-254493).

(2)	Represents Class A ordinary shares issuable upon the Class A ordinary shares reserved for future awards under the 2022 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends, or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires, or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)	These Class A ordinary shares are reserved for future award grants under the Plan. The number of Class A ordinary shares available for issuance under the Plan has been estimated for the purposes of calculating the amount of the registration fee. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on June 1, 2022, adjusted for ADS to Class A ordinary share ratio.

(4)	Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.